Exhibit 10.10

SHARE TRANSFER AGREEMENT

BETWEEN

KWOK Yam Sheung

AND

ZHANG Jun De 张俊德

THIS SHARE TRANSFER AGREEMENT (this “Agreement”) is made on April 26, 2010 by and between KWOK Yam Sheung, a Canadian citizen with passport number JX416671 (the “Transferor”) and Zhang Jun De 张俊德 (the “Transferee”).

The Transferor and the Transferee are collectively referred to as the “Parties” and each of them as a “Party”.

Whereas, the Transferor is the sole shareholder of Expert Venture Limited (the “Company”), which is the registered shareholder of City Zone Holdings Limited, a British Virgin Islands company, which intends to complete a business combination with a public shell company, traded on the Over-the-Counter Bulletin Board (the “Listed Company”) pursuant to which it will become a stakeholder of the Listed Company, holding1,000 ordinary shares in the Company as of the date of this Agreement.

Whereas, the Transferee has contributed to the wealth growth of the Transferor through the growth of the Company and its PRC subsidiaries and affiliates (collectively with the Company, the “Group”) and in consideration of the Transferee’s contributions and as an incentive to the Transferee to continue their commitment to the Group, the Transferor has agreed to grant to the Transferee, and the Transferee has agreed to accept from the Transferor, an option (the “Option”) to purchase certain number of ordinary shares of the Company currently held by the Transferor (the “Option Shares”) as set forth in Schedule A hereto, on the terms and subject to the conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:-

1.                  DEFINITIONS

1.1	Defined terms: In this Agreement (including the Recitals and the Schedules), unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Alternate Exercise Price” means the exercise price to be paid by the Transferee to the Transferor in respect of the Option Shares issued to the Transferee as set forth opposite his name in Schedule A in the event that the Performance Targets (as defined herein) have been met by the Group;

“Business Day” means a day (other than Saturdays, Sundays and public holidays) on which banks are generally open for business in China;

“China” or “PRC” means the People’s Republic of China;

“Completion Date” means the date falling seven (7) Business Days after the service of the Exercise Notice by the Transferee of the Option Shares under this Agreement;

“Completion” means the completion of the sale to and purchase by the Transferee of the Option Shares under this Agreement;

“Distribution” means any cash proceeds arising from or in respect of, or in exchange for, or accruing to or in consequence of the Option Shares from the Effective Date to the Completion Date, including without limitation the Dividends;

“Dividends” means the dividends declared by the Company and accrued in respect of the Option Shares (whether or not such dividends shall have been paid and received by the Transferee);

“Effective Date” means the date of this Agreement;

“Exercise” means the exercise by a Transferee or his Nominee(s) of the Option pursuant to the terms of this Agreement;

“Exercise Notice” means the notice substantially in the form set out in Part 1 of Schedule B;

“Exercise Price” means the exercise price to be paid by the Transferee to the Transferor in respect of the Option Shares issued to the Transferee as set forth opposite his name in Schedule A;

“Nominee” means such person nominated by a Transferee in the Transfer Notice to be the transferee of the Option or Option Shares;

“Option Effective Dates” have the meaning ascribed to them in Clause 2.3;

“Performance Targets” have the meaning ascribed to them in Clause 3;

“RMB” means the lawful currency of China;

“Acquisition” means the transaction wherein the Listed Company will acquire 100% equity interest (whether directly or through its subsidiaries) of City Zone Holdings Limited;

“Transfer Notice” means the notice substantially in the form set out in Part II of Schedule B;

“US$” or “United States Dollars” means the lawful currency of the United States of America.

1.2     Interpretation: Except to the extent that the context requires otherwise:

1.2.1	words denoting the singular shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting persons shall include firms and corporations and vice versa;

1.2.2
any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement and (so far liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced;

1.2.3	the words “written” and “in writing” include any means of visible reproductions;
1.2.4	any reference to “Clauses”, “Recitals” and “Schedules” are to be construed as references to clauses and recitals of , and schedules to, this Agreement; and
1.2.5	any reference to a time of day is a reference to China time unless provided otherwise.

1.3	Headings: The headings in this Agreement are inserted fro convenience only and shall be ignored in construing this Agreement.

2.                  OPTION

2.1
Option: In consideration of the contributions which the Transferee have made to the Group and their continuing commitment to the Group, the Transferor hereby irrevocably and unconditionally grants to the Transferee the Option for such Transferee to acquire from the Transferor, at the Exercise Price or the Alternative Exercise Price, at any time during the Exercise Period (defined below) any or all of the Option Shares set forth opposite his name in Schedule A hereto, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights attaching thereto on the Completion Date.

2.2	Vesting Schedule: Subject to the terms and conditions hereto, the Option may be exercised, in whole or in part, in accordance with the following schedule:

40% of he Option Shares subject to the Option shall vest and become exercisable upon the Option Effective Date (as defined below), 30% of the Option Shares subject to the Option shall vest and become exercisable on the date of fulfillment of the 2010 Income (as defined below) and 30% of the Option Shares subject to the Option shall vest and become exercisable on the date of fulfillment of the 2011 Income (as defined below).

2.3
Exercise Period: Once the Acquisition has been completed or abandoned pursuant to the terms of the definitive agreement regarding the Acquisition, the Option shall be exercisable in accordance with and on the dates set forth in Exhibit A (the “Option Effective Date”). Subject to the vesting schedule set forth in Section 2.2 of this Agreement, the Option may be exercised by the Transferee (or his Nominee on behalf of the Transferee) at any time following the Option Effective Date (“Exercise Period”).

2.4
Nominees: The Transferee may, at any time during the Exercise Period, at his sole discretion, nominate one or more person(s) (each a “Nominee”) to be the transferee of whole or part of his Option, who shall hold and/or exercise the transferred Option on behalf of the Transferee.

2.5	Exercise Notice: The Option may be exercise by the Transferee or his Nominee(s), in whole or in part, at any time during the Exercise Period, by serving an Exercise Notice on the Transferor.

2.6
Exercise: The Transferor agrees that he shall, upon receipt of the Exercise Notice and payment of either the Exercise Price or the Alternative Exercise Price, depending on whether the Performance Targets have been met, issue to the Transferee (or his Nominee(s), as the case may be) any and all of the Option Shares specified in the Exercise Notice, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights now or hereafter attaching thereto.  The Option shall be exercisable only in compliance with PRC laws and regulations and the Transferee (or his Nominee(s), as the case may be) shall complete any and all approval or registration procedures regarding the exercise of his Option at PRC competent authorities in accordance with applicable PRC laws and regulations.

2.7
Transfer Notice: In case that the Transferee transfers any or all of his/her Option to one or more Nominee(s) in accordance with Clause2.4 above, the Transferee shall serve a Transfer Notice on the Transferor.

2.8
Transfer to Nominees: The Transferor agrees that he shall, upon receipt of the Transfer Notice, take all actions necessary to allow the Nominee(s) to be entitled to any or all of the Options specified in the Transfer Notice.

Upon exercise by any Nominee(s) of the transferred Option on behalf of the Transferee, the Transferee shall serve the Exercise Notice on the Transferor in his own name for the exercising Nominee(s). Upon receipt of such Exercise Option, the Transferor shall issue to such Nominee(s) any and all of the relevant Option Shares in the same manner as specified in Clause 2.6.

2.9	Payment of Exercise Price: Upon Exercise of the Option in whole or in part, the exercising Transferee (or his/her Nominee(s), as the case may be) shall pay the Exercise Price to the Transferor.

2.10
The Transferor’s Obligation upon Exercise: The Transferor agrees that upon the Exercise of  any Option by any Transferee (or his Nominee(s), he shall cause and procure the number of Option Shares provided in the Exercise Notice to be transferred to such exercising Transferee (or his Nominee(s)) within seven (7) Business Days after the date of the Exercise Notice.

3.                  PERFORMANCE TARGET AND CONDITION PRECEDENT

3.1
The obligation of the Transferor to effect the Option and the transfer of the Option Shares at the Exercise Price to an exercising Transferee upon his Exercise of  the Option shall be subject to the fulfillment of the following conditions (the “Performance Targets”) set forth in Exhibit A hereto.  In the event that the Group does not achieve the Performance Targets specified in Exhibit A, then the Transferee may exercise the Option at the Alternative Exercise Price on the date at which the Option would have otherwise been exercisable had the Performance Targets been met.

4.                  INFORMATION, DISTRIBUTIONS AND ADJUSTMENTS

4.1
Information: The Transferee (the “Requesting Transferees”) shall be entitled to request from the Transferor at any time before the Completion, a copy of any information received from the Group which may be in the possession of the Transferor and, upon such request, the Transferee shall provide such information to the Requesting Transferee;

4.2
Distributions: The Transferor agrees that the Transferee shall be entitled to all the Distributions in respect of his Option Shares.  In the event that any such Distributions have been received by the Transferor for any reason, the Transferor shall, at the request of the relevant Transferee pay an amount equivalent to the Distributions received by him/her to such Transferee at the time of the Option Exercise by the Transferee.

5.                  COMPLETION

5.1	Time and Venue: Completion of the sale and purchase of the Option Shares pursuant to the Exercise shall take place at such place decided by the exercising Transferee on the Completion Date.

5.2	Business at Completion: At Completion of each Exercise, all (but not part only) of the following shall be transacted:

5.2.1	the exercising Transferees shall pay the Exercise Price to the Transferor in cash;

5.2.2
the Transferor shall cause shall cause the Company to within seven (7) Business Days after the date of Exercise Notice, deliver to each of the exercising Transferee (or his Nominee(s), same below) the following documents and take all corporate actions necessary to give effect to such delivery;

(a)	a share certificate or share certificates in respect of the number of the Option Shares exercised by such exercising Transferee;

(b)	a certified true copy of the register of members of the Company updated to show the entry of the exercising Transferee as the holder of the Option Shares so exercised; and

(c)	any other documents as the exercising Transferee may reasonably believe necessary to give effect of the issuance of the exercised Option Shares.

6.                  CONFIDENTIALITY

The transaction contemplated hereunder and any information exchanged between the Parties pursuant to this Agreement will be held in complete and strict confidence by the concerned Parties and their respective advisors, and will not be disclosed to any person except (1) to the Parties’ respective officers, directors employees, agents, representatives, advisors counsel and consultants that reasonably require such information and who agree to comply with the obligation of non-disclosure pursuant to this Agreement; (ii) with the express prior written consent of the other Party; or (iii) as may be required to comply with any applicable law, order , regulation or ruling, or an order, request or direction of a government agency; provided, however that the foregoing shall not apply to information that: (1)was known to the receiving Party prior to its first receipt from the other Party; (2) becomes a matter of pubic knowledge without the fault of the receiving Party; or (3) is lawfully received by the Party from a third person with no restrictions on its further dissemination.

7.                  TRANSFEROR’S UNDERTAKINGS

Without the prior written consent of the Transferee, the Transferor shall vote his shares in the Company such that the Company shall not (i) issue or create any new shares, equity, registered capital, ownership interest, or equity linked securities, or any options or warrants that are directly convertible into, or exercisable or exchangeable for, shares, equity, registered capital, ownership interest, or equity-linked securities of the Company, or other similar equivalent arrangements, (ii) alter the shareholding structure of the Company, (iii) cancel or otherwise alter the Option Shares, (iv) amend the register of members or the memorandum and articles of association of the Company, (v) liquidate or wind up the Company, or (vi) act or omit to act in such a way that would be detrimental to the interest of the Transferees in the Option Shares.  The Transferor shall cause the Company to disclose to the Transferee true copies of all the financial, legal and commercial documents of the Company and the resolutions of the shareholders and the board of directors.

8.                  MISCELLANEOUS

8.1
Indulgence, Waiver, etc.: No failure 0n the part of any Party to exercise and no delay on the part of such Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other further exercise of it or any other right or remedy.

8.2
Effective Date and Continuing Effect of Agreement: This Agreement shall take effect from the Effective Date. All provisions of this Agreement shall not, so far as they have not been performed at Completion, be in any respect extinguished or affected by Completion or by any other event or matter whatsoever and shall continue in full force and effect so far as they are capable of being performed or observed, except in respect of those matters then already performed.

8.3
Successors and Assigns: This Agreement shall be binding on and shall ensure for the benefit of each of the Parties’ successors and permitted assigns.  This Agreement shall be binding upon the Transferor and his or her heirs, executors, administrators, successors and assigns.  Any reference in this Agreement to any of the Parties shall be construed accordingly.

8.4
Further Assurance: At any time after the date of this Agreement, each of the Parties shall, and shall use its best endeavors to procure that any necessary third party shall, execute such documents and do such acts and things any other Party may reasonably require for the purpose of giving to such other Party the full benefit of all the provisions of this Agreement.

8.5
Remedies: No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute r otherwise;.  The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

8.6
Severability of Provisions: If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of this affected provision, and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

8.7	Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the New York.

8.8
Dispute Resolution: In the event of any dispute, claim or difference (the “Dispute”) between any Parties arising out of or in connection with this Agreement, the Dispute shall be resolved in accordance with the following:

(a)
Negotiation between Parties; Mediations.  The Parties agree to negotiate in good faith to resolve any Dispute.  If the negotiations do not resolve the Dispute to the reasonable satisfaction of all parties within thirty (30) days, subsection (b) below shall apply.

(b)
Arbitration.  In the event the Parties are unable to settle a Dispute in accordance with subsection (a) above, such Dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect which rules are deemed to be incorporated by reference into this subsection (b) The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules.  The language shall be either English or Chinese.

8.9
Counterparts: This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.  Any Party hereto may enter into this Agreement by signing any such counterpart.

8.10
Representation of the Transferor: The Transferor acknowledges that he has received, read and understood the Agreement and agrees to abide by and be bound by their terms and conditions of the Agreement.  The Transferor represents that he has consulted with any consults he deems advisable in connection with the execution of the Agreement for disposition of the Option Shares and that he is not and will not be forced to execute the Agreement or consummate the transactions contemplated by the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date first above written.

The transferor：

By:  _________________________
KWOK Yam Sheung

The Transferee：

By:  ________________________
ZHANG Jun De 张俊德

EXHIBIT A

PERFORMANCE TARGETS

The Listed Company shall have generated a consolidated net income of (i) at least 120% of the audited consolidated net profit of the fiscal year ended December 31, 2009, for the fiscal year commencing from January 1, 2010 to December 31, 2010 (the “2010 Income”); (ii) at 120% of the audited consolidated net profit of the fiscal year ending December 31, 2010, for a fiscal year commencing from January 1, 2011 to December 31, 2011 (the “2011 Income”).

The Option Effective Date for each performance period shall be that date that is forty five (45) days following the last day of each such performance period.

SCHEDULE A

Transferee and Option Shares

Transferee	ID Card Number	Number of Option Shares	Exercise Price
ZHANG Jun De 张俊德	14240119711122481X	200	US$200

SCHEDULE B

Part I

Form of Exercise Notice

To:           KWOK Yam Sheung (the “Transferor”)

From:       ZHANG Jun De 张俊德  (the “Transferee”)

We refer to the Share Transfer Agreement (the “Share Transfer Agreement”) dated April 26, 2010 made between the Transferee and the Company.  Terms defined in the Share Transfer Agreement shall have the same meanings as used herein.

We hereby give you notice that we require you to sell to us / [Nominees’ names] in accordance with the terms and conditions of the Share Transfer Agreement, the following Option Shares at the Exercise Price set out below, subject to the terms and conditions set out in the Share Transfer Agreement Completion shall take place at [    ] on [     ] at the office of [     ]:

Transferee                                                      Option Shares                                                      Exercise Price/ Alternative Exercise Price

Dated this        day of            , 20

Yours faithfully

____________________________
Name:
Title:
For & on behalf of Transferee

Part II

Form of Transfer Notice

To:           KWOK Yam Sheung (the “Transferor”)

From:       ZHANG Jun De 张俊德  (the “Transferee”)

We refer to the Share Transfer Agreement (the “Share Transfer Agreement”) dated April 26, 2010 made between the Transferees and the Transferor.  Terms defined in the Share Transfer Agreement shall have the same meanings as used herein.

We hereby give you notice that we will transfer to [Nominees’ names] the following portion of the Option, expressed in terms of the number of Option Shares represented by the portion of the Option transferred in accordance with the terms and conditions of the Share Transfer Agreement.

Transferee                                                      Nominees                                           Option Shares Represented

Dated this        day of            , 20

Yours faithfully

___________________________
Name:
Title:
For & on behalf of the Transferee